FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                          TRI-STATE IMPROVEMENT COMPANY





                             AS OF DECEMBER 31, 1996



                                   (Unaudited)


                                Pages 1 through 6

                          TRI-STATE IMPROVEMENT COMPANY
                          PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                        Pro Forma
                                                                                  Actual               Adjustments         Pro Forma
                                                                                                      (in thousands)

OTHER INCOME AND EXPENSES - NET
Income taxes ....................................................                 $(205)                 $--                  $(205)
Other - net .....................................................                   981                   --                    981
                                                                                  -----                  ----                 -----
                                                                                    776                   --                    776

INCOME BEFORE INTEREST ..........................................                   776                   --                    776

INTEREST ........................................................                   401                   --                    401

NET INCOME ......................................................                 $ 375                  $--                  $ 375

Note:
 Tri-State Improvement Company has no pro forma journal entries relating to this proposed transaction.

                          TRI-STATE IMPROVEMENT COMPANY
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                      Pro Forma
                                                                                  Actual             Adjustments           Pro Forma
                                                                                              (dollars in thousands)

NONUTILITY PROPERTY - ORIGINAL COST
In service .......................................................               $31,727               $  --                 $31,727
Accumulated depreciation .........................................                   256                  --                     256
                                                                                 -------               -------               -------
Total nonutility property ........................................                31,471                  --                  31,471

CURRENT ASSETS
Accounts receivable ..............................................                 1,790                  --                   1,790
Accounts receivable from affiliated
companies ........................................................                   956                  --                     956
                                                                                 -------               -------               -------
                                                                                   2,746                  --                   2,746

OTHER ASSETS
Other ............................................................                     4                  --                       4
                                                                                 -------               -------               -------
                                                                                       4                  --                       4

                                                                                 $34,221               $  --                 $34,221

Note:
 Tri-State Improvement Company has no pro forma journal entries relating to this proposed transaction.

                          TRI-STATE IMPROVEMENT COMPANY
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                         Pro Forma
                                                                                       Actual           Adjustments        Pro Forma
                                                                                                  (dollars in thousands)
COMMON STOCK EQUITY
Common stock - without par value; $25 stated value; Authorized shares - 1000;
Outstanding shares - 1000 Actual ..........................................            $    25            $  --              $    25
Retained earnings .........................................................                429               --                  429
                                                                                       -------            -------            -------
Total common stock equity .................................................                454               --                  454

Long-term Debt ............................................................             29,691               --               29,691
                                                                                       -------            -------            -------
Total capitalization ......................................................             30,145               --               30,145

CURRENT LIABILITIES
Accounts payable ..........................................................                301               --                  301
Accrued taxes .............................................................                710               --                  710
                                                                                       -------            -------            -------
                                                                                         1,011               --                1,011

OTHER LIABILITIES
Deferred income taxes .....................................................              3,054               --                3,054
Other .....................................................................                 11               --                   11
                                                                                       -------            -------            -------
                                                                                         3,065               --                3,065

                                                                                       $34,221            $  --              $34,221

Note:
 Tri-State Improvement Company has no pro forma journal entries relating to this proposed transaction.

                          TRI-STATE IMPROVEMENT COMPANY
               PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                      Pro Forma
                                                                                 Actual              Adjustments           Pro Forma
                                                                                                (dollars in thousands)


BALANCE DECEMBER 31, 1995 ......................................                  $ 54                  $ --                    $ 54

Net income .....................................................                   375                    --                     375
                                                                                  ----                  -----                   ----

BALANCE DECEMBER 31, 1996 ......................................                  $429                  $ --                    $429

Note:
 Tri-State Improvement Company has no pro forma journal entries relating to this proposed transaction.